Filed Pursuant to Rule 424(b)(3)
Registration Nos. 333-132484
333-132484-01

POWERSHARES DB G10 CURRENCY HARVEST FUND

SUPPLEMENT DATED JANUARY 29, 2010 TO

PROSPECTUS DATED MAY 1, 2009

This Supplement updates certain information contained in the Prospectus dated May 1, 2009, as supplemented from time-to-time (the “Prospectus”), of PowerShares DB G10 Currency Harvest Fund (the “Fund”) and DB G10 Currency Harvest Master Fund. All capitalized terms used in this Supplement have the same meaning as in the Prospectus.

Prospective investors in the Fund should review carefully the contents of both this Supplement and the Prospectus.

* * * * * * * * * * * * * * * * * * *

All information in the Prospectus is restated pursuant to this Supplement, except as updated hereby.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Supplement or the related Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

THE COMMODITY FUTURES TRADING COMMISSION HAS NOT PASSED UPON THE MERITS OF PARTICIPATING IN THIS POOL NOR HAS THE COMMISSION PASSED UPON THE ADEQUACY OR ACCURACY OF THIS DISCLOSURE DOCUMENT.

DB COMMODITY SERVICES LLC

Managing Owner

I.	Page 32 of the Prospectus is hereby deleted and replaced, in its entirety, with the following:

“PERFORMANCE OF POWERSHARES DB G10 CURRENCY HARVEST FUND (TICKER: DBV)

Name of Pool: PowerShares DB G10 Currency Harvest Fund

Type of Pool: Public, Exchange-Listed Commodity Pool

Inception of Trading: September 2006

Aggregate Gross Capital Subscriptions as of December 31, 2009: $847,112,390

Net Asset Value as of December 31, 2009: $423,277,801

Net Asset Value per Share as of December 31, 2009: $23.52

Worst Monthly Drawdown: (14.37)% October 2008

Worst Peak-to-Valley Drawdown: (36.85)% October 2007 – January 20096

Monthly Rate of Return	2009(%)	2008(%)	2007(%)	2006(%)
January	(5.33)	(1.31)	1.01	—
February	3.09	(0.96)	0.65	—
March	7.62	(4.00)	2.47	—
April	0.39	4.28	2.27	—
May	2.72	1.34	2.14	—
June	1.66	(0.70)	3.09	—
July	2.56	(0.04)	(0.97)	—
August	1.36	(4.01)	(3.94)	—
September	3.00	(5.84)	2.79	(0.24)
October	0.61	(14.37)	3.10	1.92
November	(1.30)	(3.21)	(3.76)	(1.30)
December	3.02	(3.42)[7]	(2.67)[8]	2.99[9]
Compound Rate of Return	20.62%	(28.78)%	5.96%	3.36% (3 1/2 months)

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Footnotes to Performance Information

1. “Aggregate Gross Capital Subscriptions” is the aggregate of all amounts ever contributed to the pool, including redeemed investments.

2. “Net Asset Value” is the net asset value of the pool as of December 31, 2009.

3. “Net Asset Value per Share” is the Net Asset Value of the pool divided by the total number of Shares outstanding as of December 31, 2009.

4. “Worst Monthly Drawdown” is the largest single month loss sustained since inception of trading. “Drawdown” as used in this section of the Prospectus means losses experienced by the relevant pool over the specified period and is calculated on a rate of return basis, i.e., dividing net performance by beginning equity. “Drawdown” is measured on the basis of monthly returns only, and does not reflect intra-month figures. “Month” is the month of the Worst Monthly Drawdown.

5. “Worst Peak-to-Valley Drawdown” is the largest percentage decline in the Net Asset Value per Share over the history of the pool. This need not be a continuous decline, but can be a series of positive and negative returns where the negative returns are larger than the positive returns. “Worst Peak-to-Valley Drawdown” represents the greatest percentage decline from any month-end Net Asset Value per Share that occurs without such month-end Net Asset Value per Share being equaled or exceeded as of a subsequent month-end. For example, if the Net Asset Value per Share of a particular pool declined by $1 in each of January and February, increased by $1 in March and declined again by $2 in April, a “peak-to-valley drawdown” analysis conducted as of the end of April would consider that “drawdown” to be still continuing and to be $3 in amount, whereas if the Net Asset Value per Share had increased by $2 in March, the January-February drawdown would have ended as of the end of February at the $2 level.

6. The Worst Peak-to-Valley Drawdown from October 2007 – January 2009 includes the effect of the $0.80 per Share distribution made to Shareholders of record as of December 19, 2007, and the effect of the $0.27 per Share distribution made to Shareholders of record as of December 17, 2008. Please see Footnotes 7 and 8.

7. The December 2008 return of (3.42)% includes the $0.27 per Share distribution made to Shareholders of record as of December 17, 2008. Prior to the December 30, 2008 distribution, the pool’s return for December 2008 was (2.08)%.

8. The December 2007 return of (2.67)% includes the $0.80 per Share distribution made to Shareholders of record as of December 19, 2007. Prior to the December 28, 2007 distribution, the pool’s return for December 2007 was 0.14%.

9. The December 2006 return of 2.99% includes the $0.06 per Share distribution made to Shareholders of record as of December 20, 2006. Prior to the December 29, 2006 distribution, the pool’s return for December 2006 was 3.23%.

10. “Compound Rate of Return” is calculated by multiplying on a compound basis each of the monthly rates of return set forth in the chart above and not by adding or averaging such monthly rates of return. For periods of less than one year, the results are year-to-date.”

II.    Pages 40-53 of the Prospectus are hereby deleted and replaced, in their entirety, with the following.

“DEUTSCHE BANK G10 CURRENCY FUTURE HARVEST INDEX – EXCESS RETURN™

CLOSING LEVELS TABLE

	Closing Level		Annual Index Changes[3]	Index Changes Since Inception
	High[1]	Low[2]
1993[4]	105.60	94.03	-0.19%	-0.19%
1994	108.79	99.81	7.42%	7.22%
1995	110.52	94.16	2.66%	10.07%
1996	140.05	110.42	27.23%	40.05%
1997	146.72	137.83	2.58%	43.67%
1998	151.79	132.52	-6.35%	34.55%
1999	151.12	134.71	9.81%	47.76%
2000	158.57	146.79	4.73%	54.74%
2001	171.15	154.68	10.61%	71.15%
2002	199.51	172.25	15.76%	98.13%
2003	234.45	199.00	18.33%	134.45%
2004	252.36	230.02	6.69%	150.14%
2005	286.06	248.34	10.66%	176.81%
2006	280.48	254.18	1.00%	179.58%
2007	315.27	276.77	5.15%	193.98%
2008	295.87	200.14	-28.80%	109.32%
2009[5]	260.64	196.13	21.91%	155.18%

THE FUND WILL TRADE WITH A VIEW TO TRACKING THE

DEUTSCHE BANK G10 CURRENCY FUTURE HARVEST INDEX – EXCESS RETURN™ OVER TIME.

NEITHER THE PAST PERFORMANCE OF THE FUND NOR THE PRIOR INDEX LEVELS AND CHANGES, POSITIVE AND NEGATIVE, SHOULD BE TAKEN AS AN INDICATION OF THE FUND’S FUTURE PERFORMANCE.

DEUTSCHE BANK G10 CURRENCY FUTURE HARVEST INDEX – TOTAL RETURN™

CLOSING LEVELS TABLE

	Closing Level		Annual Index Changes[3]	Index Changes Since Inception
	High[1]	Low[2]
1993[4]	106.15	95.13	2.30%	2.30%
1994	116.32	102.32	12.15%	14.73%
1995	124.55	102.55	8.56%	24.55%
1996	166.84	125.01	33.95%	66.84%
1997	180.54	164.92	8.01%	80.19%
1998	195.70	172.90	-1.68%	77.17%
1999	203.96	177.49	15.12%	103.96%
2000	227.93	202.75	11.11%	126.61%
2001	259.57	226.67	14.55%	159.57%
2002	307.46	261.27	17.68%	205.47%
2003	365.18	306.83	19.55%	265.18%
2004	398.22	359.55	8.18%	295.05%
2005	465.10	392.65	14.23%	351.27%
2006	479.65	421.90	5.96%	378.18%
2007	554.63	477.16	9.96%	425.80%
2008	531.26	362.87	-27.80%	279.60%
2009 [5]	473.31	355.72	22.09%	363.44%

THE FUND WILL NOT TRADE WITH A VIEW TO TRACKING THE

DEUTSCHE BANK G10 CURRENCY FUTURE HARVEST INDEX – TOTAL RETURN™ OVER TIME.

NEITHER THE PAST PERFORMANCE OF THE FUND NOR THE PRIOR INDEX LEVELS AND CHANGES, POSITIVE AND NEGATIVE, SHOULD BE TAKEN AS AN INDICATION OF THE FUND’S FUTURE PERFORMANCE.

See accompanying Notes and Legends.

INDEX CURRENCY WEIGHTS TABLE

DEUTSCHE BANK G10 CURRENCY FUTURE HARVEST INDEX – EXCESS RETURN™

	USD		EUR		JPY		CAD		CHF		GBP		AUD		NZD		NOK		SEK
	High[1]	Low[2]	High	Low	High	Low	High	Low	High	Low	High	Low	High	Low	High	Low	High	Low	High	Low
1993[4]	-31.6%	-36.8%	33.8%	34.0%	-33.7%	-37.2%	0.0%	-36.8%	0.0%	0.0%	0.0%	0.0%	-31.1%	0.0%	0.0%	0.0%	33.9%	34.1%	33.9%	32.3%
1994	0.0%	-33.3%	-33.0%	32.5%	-33.1%	-32.5%	0.0%	-33.4%	-33.1%	0.0%	0.0%	0.0%	33.2%	0.0%	33.3%	33.6%	0.0%	0.0%	33.4%	33.2%
1995	0.0%	0.0%	-33.7%	-35.7%	-33.1%	-39.1%	0.0%	35.9%	-33.7%	-36.8%	0.0%	0.0%	32.4%	0.0%	33.0%	36.3%	0.0%	0.0%	36.2%	34.6%
1996	0.0%	0.0%	0.0%	-33.5%	-31.7%	-32.5%	-32.1%	0.0%	-31.5%	-33.3%	33.3%	0.0%	32.4%	33.3%	32.6%	33.3%	0.0%	0.0%	0.0%	33.2%
1997	0.0%	0.0%	0.0%	0.0%	-31.5%	-30.6%	-31.7%	-33.1%	-32.2%	-30.4%	33.2%	31.7%	31.9%	31.5%	32.6%	32.3%	0.0%	0.0%	0.0%	0.0%
1998	0.0%	0.0%	-32.3%	-36.7%	-32.9%	-40.1%	0.0%	0.0%	-31.8%	-37.5%	32.3%	36.0%	34.2%	0.0%	34.2%	36.5%	0.0%	35.7%	0.0%	0.0%
1999	32.6%	33.0%	-31.6%	-32.2%	-31.3%	-34.4%	0.0%	0.0%	-31.4%	-32.0%	31.6%	32.5%	0.0%	0.0%	0.0%	0.0%	32.1%	34.1%	0.0%	0.0%
2000	31.9%	33.3%	-29.4%	-33.7%	-30.8%	-32.9%	0.0%	0.0%	-30.5%	-33.5%	31.6%	33.5%	0.0%	0.0%	31.6%	0.0%	0.0%	33.5%	0.0%	0.0%
2001	-33.1%	33.1%	0.0%	0.0%	-32.1%	-32.4%	0.0%	0.0%	-32.5%	-34.5%	0.0%	0.0%	32.7%	0.0%	33.0%	34.1%	32.8%	34.1%	0.0%	-33.7%
2002	-33.2%	-32.9%	0.0%	0.0%	-33.1%	-31.6%	0.0%	0.0%	-33.5%	-32.7%	0.0%	0.0%	33.3%	32.6%	33.5%	33.1%	33.5%	33.0%	0.0%	0.0%
2003	-33.0%	-33.2%	0.0%	0.0%	-33.0%	-33.4%	0.0%	0.0%	-33.5%	-34.2%	33.7%	0.0%	33.4%	33.2%	33.4%	33.9%	0.0%	34.1%	0.0%	0.0%
2004	0.0%	-34.6%	0.0%	0.0%	-33.2%	-33.5%	0.0%	0.0%	-33.0%	-34.7%	33.4%	34.1%	33.6%	32.6%	33.4%	32.3%	-33.1%	0.0%	0.0%	0.0%
2005	0.0%	0.0%	0.0%	0.0%	-29.1%	-34.4%	0.0%	0.0%	-30.7%	-32.8%	30.7%	32.7%	31.2%	33.9%	32.7%	33.2%	0.0%	-33.2%	-30.2%	0.0%
2006	32.9%	36.0%	0.0%	0.0%	-32.6%	-38.1%	0.0%	0.0%	-32.9%	-39.1%	0.0%	0.0%	33.2%	37.1%	33.7%	35.1%	0.0%	0.0%	-33.1%	-38.8%
2007	0.0%	33.3%	0.0%	0.0%	-33.2%	-33.7%	0.0%	0.0%	-33.2%	-33.1%	33.8%	0.0%	34.2%	32.9%	34.8%	32.8%	0.0%	0.0%	-34.1%	-32.3%
2008	0.0%	-44.2%	0.0%	0.0%	-34.8%	-50.7%	0.0%	0.0%	-35.2%	-43.3%	32.7%	0.0%	36.1%	32.9%	35.6%	36.1%	0.0%	36.6%	-34.6%	0.0%
2009[5]	-31.2%	-35.2%	0.0%	0.0%	-31.0%	-35.8%	0.0%	0.0%	-32.2%	-35.6%	0.0%	0.0%	33.7%	33.7%	33.7%	32.7%	33.4%	34.5%	0.0%	0.0%

THE FUND WILL TRADE WITH A VIEW TO TRACKING THE DEUTSCHE BANK G10 CURRENCY FUTURE HARVEST INDEX – EXCESS RETURN™ OVER TIME.

NEITHER THE PAST PERFORMANCE OF THE FUND NOR THE PRIOR INDEX LEVELS AND CHANGES, POSITIVE AND NEGATIVE, SHOULD BE TAKEN AS AN INDICATION OF THE FUND’S FUTURE PERFORMANCE.

DEUTSCHE BANK G10 CURRENCY FUTURE HARVEST INDEX – TOTAL RETURN™

	USD		EUR		JPY		CAD		CHF		GBP		AUD		NZD		NOK		SEK
	High[1]	Low[2]	High	Low	High	Low	High	Low	High	Low	High	Low	High	Low	High	Low	High	Low	High	Low
1993[4]	-31.6%	-36.8%	33.6%	34.0%	-34.8%	-37.2%	0.0%	-36.8%	0.0%	0.0%	0.0%	0.0%	-30.3%	0.0%	0.0%	0.0%	33.6%	34.1%	34.7%	32.3%
1994	0.0%	-33.3%	-33.1%	32.5%	-33.1%	-32.5%	0.0%	-33.4%	-33.1%	0.0%	0.0%	0.0%	33.2%	0.0%	33.3%	33.6%	0.0%	0.0%	33.4%	33.2%
1995	0.0%	0.0%	-33.5%	-35.7%	-32.9%	-39.1%	0.0%	35.9%	-33.6%	-36.8%	0.0%	0.0%	33.4%	0.0%	33.4%	36.3%	0.0%	0.0%	33.2%	34.6%
1996	0.0%	0.0%	0.0%	-33.5%	-31.7%	-32.5%	-32.1%	0.0%	-31.5%	-33.3%	33.3%	0.0%	32.4%	33.3%	32.6%	33.3%	0.0%	0.0%	0.0%	33.2%
1997	32.4%	0.0%	-32.1%	0.0%	-30.0%	-30.6%	0.0%	-33.1%	-32.8%	-30.4%	34.0%	31.7%	0.0%	31.5%	31.3%	32.3%	0.0%	0.0%	0.0%	0.0%
1998	0.0%	0.0%	-32.3%	-36.7%	-32.9%	-40.1%	0.0%	0.0%	-31.8%	-37.5%	32.3%	36.0%	34.2%	0.0%	34.2%	36.5%	0.0%	35.7%	0.0%	0.0%
1999	33.1%	33.0%	-32.5%	-32.2%	-32.9%	-34.4%	0.0%	0.0%	-32.4%	-32.0%	32.8%	32.5%	0.0%	0.0%	0.0%	0.0%	32.8%	34.1%	0.0%	0.0%
2000	32.9%	33.3%	0.0%	-33.7%	-32.3%	-32.9%	0.0%	0.0%	-33.7%	-33.5%	0.0%	33.5%	0.0%	0.0%	34.0%	0.0%	33.4%	33.5%	-33.0%	0.0%
2001	-33.1%	33.1%	0.0%	0.0%	-32.1%	-32.4%	0.0%	0.0%	-32.5%	-34.5%	0.0%	0.0%	32.7%	0.0%	33.0%	34.1%	32.8%	34.1%	0.0%	-33.7%
2002	-33.2%	-32.9%	0.0%	0.0%	-33.1%	-31.6%	0.0%	0.0%	-33.5%	-32.7%	0.0%	0.0%	33.3%	32.6%	33.5%	33.1%	33.5%	33.0%	0.0%	0.0%
2003	-33.0%	-33.2%	0.0%	0.0%	-33.0%	-33.4%	0.0%	0.0%	-33.5%	-34.2%	33.7%	0.0%	33.4%	33.2%	33.4%	33.9%	0.0%	34.1%	0.0%	0.0%
2004	0.0%	-34.2%	0.0%	0.0%	-33.5%	-33.2%	0.0%	0.0%	-33.8%	-33.8%	33.7%	33.6%	33.8%	32.6%	33.8%	32.4%	-33.7%	0.0%	0.0%	0.0%
2005	0.0%	0.0%	0.0%	0.0%	-29.7%	-33.8%	0.0%	0.0%	-30.9%	-32.7%	30.8%	32.7%	31.1%	33.8%	32.4%	33.1%	0.0%	-33.0%	-30.4%	0.0%
2006	33.1%	35.7%	0.0%	0.0%	-32.9%	-38.0%	0.0%	0.0%	-33.1%	-38.6%	0.0%	0.0%	33.2%	37.3%	33.7%	34.9%	0.0%	0.0%	-33.4%	-38.4%
2007	0.0%	33.0%	0.0%	0.0%	-33.4%	-32.7%	0.0%	0.0%	-33.9%	-33.0%	34.2%	0.0%	34.4%	33.3%	34.9%	33.7%	0.0%	0.0%	-34.9%	-33.3%
2008	0.0%	-24.4%	0.0%	0.0%	-19.4%	-28.0%	0.0%	0.0%	-19.6%	-23.9%	18.2%	0.0%	20.1%	18.1%	19.8%	19.9%	0.0%	20.2%	-19.3%	0.0%
2009[5]	-17.2%	-19.4%	0.0%	0.0%	-17.1%	-19.7%	0.0%	0.0%	-17.7%	-19.6%	0.0%	0.0%	18.6%	18.6%	18.6%	18.0%	18.4%	19.0%	0.0%	0.0%

THE FUND WILL NOT TRADE WITH A VIEW TO TRACKING THE DEUTSCHE BANK G10 CURRENCY FUTURE HARVEST INDEX – TOTAL RETURN™ OVER TIME.

NEITHER THE PAST PERFORMANCE OF THE FUND NOR THE PRIOR INDEX LEVELS AND CHANGES, POSITIVE AND NEGATIVE, SHOULD BE TAKEN AS AN INDICATION OF THE FUND’S FUTURE PERFORMANCE. See accompanying Notes and Legends.

All Statistics based on data from March 12, 1993 to December 31, 2009

VARIOUS STATISTICAL MEASURES*	INDEX-TR6,7	INDEX-ER7,8	DXY[9]	EFFAS US Treasuries[10]	S&P 500 TR11	DBLCI[12]
Annualized Changes to Index Level[13]	9.4%	5.6%	-1.0%	6.1%	7.6%	10.2%
Average rolling 3 month daily volatility[14]	8.5%	8.5%	7.9%	4.8%	16.9%	20.5%
Sharpe Ratio[15]	0.70	0.12	-0.57	0.67	0.24	0.33
% of months with positive change	70%	66%	47%	66%	64%	56%
Average monthly positive return change	2.1%	1.9%	1.8%	1.2%	3.3%	5.1%
Average monthly negative return change	-2.1%	-2.2%	-1.7%	-0.9%	-3.8%	-4.2%

CORRELATION OF MONTHLY INDEX LEVELS*,[16]	INDEX-TR	INDEX-ER	DXY	EFFAS US Treasuries	S&P 500 TR	DBLCI
Index TR	100%	100%	-4%	-6%	37%	28%
Index-ER		100%	-4%	-7%	36%	28%
DXY			100%	-20%	-12%	-29%
EFFAS US Treasuries				100%	-10%	-2%
S&P 500 TR					100%	17%
DBLCI						100%

NEITHER THE PAST PERFORMANCE OF THE FUND NOR THE PRIOR INDEX LEVELS AND CHANGES, POSITIVE AND NEGATIVE, SHOULD BE TAKEN AS AN INDICATION OF THE FUND’S FUTURE PERFORMANCE.

WHILE THE FUND’S OBJECTIVE IS NOT TO GENERATE PROFIT THROUGH ACTIVE PORTFOLIO MANAGEMENT, BUT IS TO TRACK THE INDEX, BECAUSE THE INDEX WAS ESTABLISHED IN DECEMBER 2005, CERTAIN INFORMATION RELATING TO THE INDEX CLOSING LEVELS MAY BE CONSIDERED TO BE “HYPOTHETICAL.” HYPOTHETICAL INFORMATION MAY HAVE CERTAIN INHERENT LIMITATIONS, SOME OF WHICH ARE DESCRIBED BELOW.

NO REPRESENTATION IS BEING MADE THAT THE INDEX WILL OR IS LIKELY TO ACHIEVE ANNUAL OR CUMULATIVE CLOSING LEVELS CONSISTENT WITH OR SIMILAR TO THOSE SET FORTH HEREIN. SIMILARLY, NO REPRESENTATION IS BEING MADE THAT THE FUND WILL GENERATE PROFITS OR LOSSES SIMILAR TO THE FUND’S PAST PERFORMANCE OR THE HISTORICAL ANNUAL OR CUMULATIVE CHANGES IN INDEX CLOSING LEVELS. IN FACT, THERE ARE FREQUENTLY SHARP DIFFERENCES BETWEEN HYPOTHETICAL RESULTS AND THE ACTUAL RESULTS SUBSEQUENTLY ACHIEVED BY INVESTMENT METHODOLOGIES, WHETHER ACTIVE OR PASSIVE.

ONE OF THE LIMITATIONS OF HYPOTHETICAL INFORMATION IS THAT IT IS GENERALLY PREPARED WITH THE BENEFIT OF HINDSIGHT. TO THE EXTENT THAT INFORMATION PRESENTED HEREIN RELATES TO THE PERIOD MARCH 1993 THROUGH NOVEMBER 2005, THE INDEX CLOSING LEVELS REFLECT THE APPLICATION OF THE INDEX METHODOLOGY, AND SELECTION OF INDEX CURRENCIES, IN HINDSIGHT.

NO HYPOTHETICAL RECORD CAN COMPLETELY ACCOUNT FOR THE IMPACT OF FINANCIAL RISK IN ACTUAL TRADING. FOR EXAMPLE, THERE ARE NUMEROUS FACTORS, INCLUDING THOSE DESCRIBED UNDER “THE RISKS YOU FACE” HEREIN, RELATED TO THE CURRENCIES MARKETS IN GENERAL OR TO THE IMPLEMENTATION OF THE FUND’S EFFORTS TO TRACK THE INDEX OVER TIME WHICH CANNOT BE, AND HAVE NOT BEEN, ACCOUNTED FOR IN THE PREPARATION OF THE INDEX INFORMATION SET FORTH ON THE FOLLOWING PAGES, ALL OF WHICH CAN ADVERSELY AFFECT ACTUAL PERFORMANCE RESULTS FOR THE FUND. FURTHERMORE, THE INDEX INFORMATION DOES NOT INVOLVE FINANCIAL RISK OR ACCOUNT FOR THE IMPACT OF FEES AND COSTS ASSOCIATED WITH THE FUND.

THE MANAGING OWNER COMMENCED OPERATIONS IN JANUARY 2006. AS MANAGING OWNER, THE MANAGING OWNER AND ITS TRADING PRINCIPALS HAVE BEEN MANAGING THE DAY-TO-DAY OPERATIONS FOR THE FUND AND MANAGING FUTURES TRADING ACCOUNTS. BECAUSE THERE ARE LIMITED ACTUAL TRADING RESULTS TO COMPARE TO THE INDEX CLOSING LEVELS SET FORTH HEREIN, PROSPECTIVE INVESTORS SHOULD BE PARTICULARLY WARY OF PLACING UNDUE RELIANCE ON THE ANNUAL OR CUMULATIVE INDEX RESULTS.

See accompanying Notes and Legends.

COMPARISON OF THE INDICES WITH CERTAIN GENERAL MARKET INDICES REPRESENTING CURRENCIES, BONDS, STOCKS AND COMMODITIES

(MARCH 12, 1993 – DECEMBER 31, 2009)*

NEITHER THE PAST PERFORMANCE OF THE FUND NOR THE PRIOR INDEX LEVELS AND CHANGES, POSITIVE AND NEGATIVE, SHOULD BE TAKEN AS AN INDICATION OF THE FUND’S FUTURE PERFORMANCE.

Each of the Index-TR, EFFAS US Treasuries, S&P 500 TR, DBLCI and DXY are indices and do not reflect actual trading.

Each of the indices, except DXY, are calculated on a total return basis and does not reflect any fees or expenses.

WHILE THE FUND’S OBJECTIVE IS NOT TO GENERATE PROFIT THROUGH ACTIVE PORTFOLIO MANAGEMENT, BUT IS TO TRACK THE INDEX, BECAUSE THE INDEX WAS ESTABLISHED IN DECEMBER 2005, CERTAIN INFORMATION RELATING TO THE INDEX CLOSING LEVELS MAY BE CONSIDERED TO BE “HYPOTHETICAL.” HYPOTHETICAL INFORMATION MAY HAVE CERTAIN INHERENT LIMITATIONS, SOME OF WHICH ARE DESCRIBED BELOW.

NO REPRESENTATION IS BEING MADE THAT THE INDEX WILL OR IS LIKELY TO ACHIEVE ANNUAL OR CUMULATIVE CLOSING LEVELS CONSISTENT WITH OR SIMILAR TO THOSE SET FORTH HEREIN. SIMILARLY, NO REPRESENTATION IS BEING MADE THAT THE FUND WILL GENERATE PROFITS OR LOSSES SIMILAR TO THE FUND’S PAST PERFORMANCE OR THE HISTORICAL ANNUAL OR CUMULATIVE CHANGES IN INDEX CLOSING LEVELS. IN FACT, THERE ARE FREQUENTLY SHARP DIFFERENCES BETWEEN HYPOTHETICAL RESULTS AND THE ACTUAL RESULTS SUBSEQUENTLY ACHIEVED BY INVESTMENT METHODOLOGIES, WHETHER ACTIVE OR PASSIVE.

ONE OF THE LIMITATIONS OF HYPOTHETICAL INFORMATION IS THAT IT IS GENERALLY PREPARED WITH THE BENEFIT OF HINDSIGHT. TO THE EXTENT THAT INFORMATION PRESENTED HEREIN RELATES TO THE PERIOD MARCH 1993 THROUGH NOVEMBER 2005, THE INDEX CLOSING LEVELS REFLECT THE APPLICATION OF THE INDEX METHODOLOGY, AND SELECTION OF INDEX CURRENCIES, IN HINDSIGHT.

NO HYPOTHETICAL RECORD CAN COMPLETELY ACCOUNT FOR THE IMPACT OF FINANCIAL RISK IN ACTUAL TRADING. FOR EXAMPLE, THERE ARE NUMEROUS FACTORS, INCLUDING THOSE DESCRIBED UNDER “THE RISKS YOU FACE” HEREIN, RELATED TO THE CURRENCIES MARKETS IN GENERAL OR TO THE IMPLEMENTATION OF THE FUND’S EFFORTS TO TRACK THE INDEX OVER TIME WHICH CANNOT BE, AND HAVE NOT BEEN, ACCOUNTED FOR IN THE PREPARATION OF THE INDEX INFORMATION SET FORTH ON THE FOLLOWING PAGES, ALL OF WHICH CAN ADVERSELY AFFECT ACTUAL PERFORMANCE RESULTS FOR THE FUND. FURTHERMORE, THE INDEX INFORMATION DOES NOT INVOLVE FINANCIAL RISK OR ACCOUNT FOR THE IMPACT OF FEES AND COSTS ASSOCIATED WITH THE FUND.

THE MANAGING OWNER COMMENCED OPERATIONS IN JANUARY 2006. AS MANAGING OWNER, THE MANAGING OWNER AND ITS TRADING PRINCIPALS HAVE BEEN MANAGING THE DAY-TO-DAY OPERATIONS FOR THE FUND AND MANAGING FUTURES TRADING ACCOUNTS. BECAUSE THERE ARE LIMITED ACTUAL TRADING RESULTS TO COMPARE TO THE INDEX CLOSING LEVELS SET FORTH HEREIN, PROSPECTIVE INVESTORS SHOULD BE PARTICULARLY WARY OF PLACING UNDUE RELIANCE ON THE ANNUAL OR CUMULATIVE INDEX RESULTS.

See accompanying Notes and Legends.

COMPARISON OF ANNUAL PERCENTAGE CHANGE IN THE INDICES WITH CERTAIN GENERAL MARKET INDICES REPRESENTING BONDS AND STOCKS

(MARCH 12, 1993 – DECEMBER, 2009)*

NEITHER THE PAST PERFORMANCE OF THE FUND NOR THE PRIOR INDEX LEVELS AND CHANGES, POSITIVE AND NEGATIVE, SHOULD BE TAKEN AS AN INDICATION OF THE FUND’S FUTURE PERFORMANCE.

Each of the Index-TR, EFFAS US Treasuries and S&P 500 TR are indices and do not reflect actual trading.

Each of these indices are calculated on a total return basis and does not reflect any fees or expenses.

WHILE THE FUND’S OBJECTIVE IS NOT TO GENERATE PROFIT THROUGH ACTIVE PORTFOLIO MANAGEMENT, BUT IS TO TRACK THE INDEX, BECAUSE THE INDEX WAS ESTABLISHED IN DECEMBER 2005, CERTAIN INFORMATION RELATING TO THE INDEX CLOSING LEVELS MAY BE CONSIDERED TO BE “HYPOTHETICAL.” HYPOTHETICAL INFORMATION MAY HAVE CERTAIN INHERENT LIMITATIONS, SOME OF WHICH ARE DESCRIBED BELOW.

NO REPRESENTATION IS BEING MADE THAT THE INDEX WILL OR IS LIKELY TO ACHIEVE ANNUAL OR CUMULATIVE CLOSING LEVELS CONSISTENT WITH OR SIMILAR TO THOSE SET FORTH HEREIN. SIMILARLY, NO REPRESENTATION IS BEING MADE THAT THE FUND WILL GENERATE PROFITS OR LOSSES SIMILAR TO THE FUND’S PAST PERFORMANCE OR THE HISTORICAL ANNUAL OR CUMULATIVE CHANGES IN INDEX CLOSING LEVELS. IN FACT, THERE ARE FREQUENTLY SHARP DIFFERENCES BETWEEN HYPOTHETICAL RESULTS AND THE ACTUAL RESULTS SUBSEQUENTLY ACHIEVED BY INVESTMENT METHODOLOGIES, WHETHER ACTIVE OR PASSIVE.

ONE OF THE LIMITATIONS OF HYPOTHETICAL INFORMATION IS THAT IT IS GENERALLY PREPARED WITH THE BENEFIT OF HINDSIGHT. TO THE EXTENT THAT INFORMATION PRESENTED HEREIN RELATES TO THE PERIOD MARCH 1993 THROUGH NOVEMBER 2005, THE INDEX CLOSING LEVELS REFLECT THE APPLICATION OF THE INDEX METHODOLOGY, AND SELECTION OF INDEX CURRENCIES, IN HINDSIGHT.

NO HYPOTHETICAL RECORD CAN COMPLETELY ACCOUNT FOR THE IMPACT OF FINANCIAL RISK IN ACTUAL TRADING. FOR EXAMPLE, THERE ARE NUMEROUS FACTORS, INCLUDING THOSE DESCRIBED UNDER “THE RISKS YOU FACE” HEREIN, RELATED TO THE CURRENCIES MARKETS IN GENERAL OR TO THE IMPLEMENTATION OF THE FUND’S EFFORTS TO TRACK THE INDEX OVER TIME WHICH CANNOT BE, AND HAVE NOT BEEN, ACCOUNTED FOR IN THE PREPARATION OF THE INDEX INFORMATION SET FORTH ON THE FOLLOWING PAGES, ALL OF WHICH CAN ADVERSELY AFFECT ACTUAL PERFORMANCE RESULTS FOR THE FUND. FURTHERMORE, THE INDEX INFORMATION DOES NOT INVOLVE FINANCIAL RISK OR ACCOUNT FOR THE IMPACT OF FEES AND COSTS ASSOCIATED WITH THE FUND.

THE MANAGING OWNER COMMENCED OPERATIONS IN JANUARY 2006. AS MANAGING OWNER, THE MANAGING OWNER AND ITS TRADING PRINCIPALS HAVE BEEN MANAGING THE DAY-TO-DAY OPERATIONS FOR THE FUND AND MANAGING FUTURES TRADING ACCOUNTS. BECAUSE THERE ARE LIMITED ACTUAL TRADING RESULTS TO COMPARE TO THE INDEX CLOSING LEVELS SET FORTH HEREIN, PROSPECTIVE INVESTORS SHOULD BE PARTICULARLY WARY OF PLACING UNDUE RELIANCE ON THE ANNUAL OR CUMULATIVE INDEX RESULTS.

See accompanying Notes and Legends.

NOTES AND LEGENDS:

1.  “High” reflects the highest closing level of the Index during the applicable year.

2.  “Low” reflects the lowest closing level of the Index during the applicable year.

3.  “Annual Index Changes” reflect the change to the Index level on an annual basis as of December 31 of each applicable year.

4.  Closing levels as of inception on March 12, 1993.

5.  Closing levels as of December 31, 2009.

6.  “INDEX-TR” is Deutsche Bank G10 Currency Future Harvest Index – Total Return™. The Deutsche Bank G10 Currency Future Harvest Index™ is calculated on both an excess return basis and total return. The Index-TR calculation is funded and reflects the change in market value of both the underlying index currencies and the interest income from a hypothetical basket of fixed income securities. The sponsor of the Index, or the Index Sponsor, is Deutsche Bank AG London. A Trade Mark application for Deutsche Bank G10 Currency Future Harvest Index™ is pending.

7.  If the Fund’s interest income from its holdings of fixed income securities were to exceed the Fund’s fees and expenses, the total return on an investment in the Fund is expected to outperform the INDEX-ER (as such term is defined in the following footnote) and underperform the INDEX-TR. The only difference between the INDEX-ER and the INDEX-TR is that the INDEX-ER does not include interest income from a hypothetical basket of fixed income securities while the INDEX-TR does include such a component. The difference between the INDEX-ER and the INDEX-TR is attributable entirely to the hypothetical interest income from this hypothetical basket of fixed income securities. If the Fund’s interest income from its holdings of fixed-income securities exceeds the Fund’s fees and expenses, and the amount of such excess is expected to be distributed periodically. The market price of the Shares is expected closely to track the INDEX-ER. The total return on an investment in the Fund over any period is the sum of the capital appreciation or depreciation of the Shares over the period, plus the amount of any distributions during the period. Consequently, the Fund’s total return is expected to outperform the INDEX-ER by the amount of the excess of its interest income over its fees and expenses but, as a result of the Fund’s fees and expenses, the total return on the Fund is expected to underperform the INDEX-TR. If the Fund’s fees and expenses were to exceed the Fund’s interest income from its holdings of fixed income securities, the total return on an investment in the Fund is expected to underperform the INDEX-ER.

8.  “INDEX-ER” is the Deutsche Bank G10 Currency Future Harvest Index – Excess Return™. The excess return calculation is unfunded and reflects the change in market value of the underlying index currencies.

9.  “DXY” is U.S. Dollar Index®. The U.S. Dollar Index® provides a general indication of the international value of the USD by averaging the exchange rates between the USD and the following six major world currencies: Euro, Japanese Yen, British Pound, Canadian Dollar, Swedish Krona and Swiss Franc. U.S. Dollar Index® is a registered service mark of ICE Futures U.S.

10.  “EFFAS US Treasuries” is Bloomberg/EFFAS Index of U.S. Treasuries. The Bloomberg/EFFAS indices are designed as transparent benchmarks for government bond markets. Indices are grouped by country and maturity sectors. Bloomberg computes daily values and index characteristics for each sector. The Bloomberg/EFFAS Index of U.S. Treasuries includes treasuries with more than one year prior to maturity and is representative of the bond market.

11.  “S&P 500 TR” is the Standard & Poor’s index calculated on a total return basis. Widely regarded as the benchmark gauge of the U.S. equities market, this index includes a representative sample of 500 leading companies in leading industries of the U.S. economy. Although the S&P 500 focuses on the large cap segment of the market, with over 80% coverage of U.S. equities, it also serves as a proxy for the total market. The total return calculation provides investors with a price plus gross cash dividend return. Gross cash dividends are applied on the ex date of the dividend.

12.  “DBLCI” is the Deutsche Bank Liquid Commodity Index – Total Return™. This Index is intended to reflect the change in market value of the following commodities: Light, Sweet Crude Oil, Heating Oil, Aluminum, Gold, Corn and Wheat. The notional amounts of each index commodity included in this index are broadly in proportion to historical levels of the world’s production and stocks of the index commodities. The sponsor of the Index, or the Index Sponsor, is Deutsche Bank AG London. Deutsche Bank Liquid Commodity Index – Total Return™ is a trade mark of Deutsche Bank AG and is the subject of Community Trade Mark Number 3054996. Trade Mark applications in the United States are pending.

13.  “Annualized Changes to Index Level” reflect the change to the level of the applicable index on an annual basis as of December 31 of each applicable year.

14.  “Average rolling 3 month daily volatility.” The daily volatility reflects the relative rate at which the price of the applicable index moves up and down, which is found by calculating the annualized standard deviation of the daily change in price. In turn, an average of this value is calculated on a 3 month rolling basis.

15.  “Sharpe Ratio” compares the annualized rate of return minus the annualized risk-free rate of return to the annualized variability – often referred to as the “standard deviation” – of the monthly rates of return. A Sharpe Ratio of 1:1 or higher indicates that, according to the measures used in calculating the ratio, the rate of return achieved by a particular strategy has equaled or exceeded the risks assumed by such strategy. The risk-free rate of return that was used in these calculations was assumed to be 3.48%.

16.  “Correlation of Monthly Index Levels.” Every investment asset, by definition, has a correlation coefficient of 1.0 with itself; 1.0 indicates 100% positive correlation. Two investments that always move in the opposite direction from each other have a correlation coefficient of 1.0; 1.0 indicates 100% negative correlation. Two investments that perform entirely independently of each other have a correlation coefficient of 0; 0 indicates 100% non correlation.

* For the period from March 12, 1993 to December 31, 2009.

WHILE THE FUND’S OBJECTIVE IS NOT TO GENERATE PROFIT THROUGH ACTIVE PORTFOLIO MANAGEMENT, BUT IS TO TRACK THE INDEX, BECAUSE THE INDEX WAS ESTABLISHED IN DECEMBER 2005, CERTAIN INFORMATION RELATING TO THE INDEX CLOSING LEVELS MAY BE CONSIDERED TO BE “HYPOTHETICAL.” HYPOTHETICAL INFORMATION MAY HAVE CERTAIN INHERENT LIMITATIONS, SOME OF WHICH ARE DESCRIBED BELOW.

NO REPRESENTATION IS BEING MADE THAT THE INDEX WILL OR IS LIKELY TO ACHIEVE ANNUAL OR CUMULATIVE CLOSING LEVELS CONSISTENT WITH OR SIMILAR TO THOSE SET FORTH HEREIN. SIMILARLY, NO REPRESENTATION IS BEING MADE THAT THE FUND WILL GENERATE PROFITS OR LOSSES SIMILAR TO THE FUND’S PAST PERFORMANCE OR THE HISTORICAL ANNUAL OR CUMULATIVE CHANGES IN INDEX CLOSING LEVELS. IN FACT, THERE ARE FREQUENTLY SHARP DIFFERENCES BETWEEN HYPOTHETICAL RESULTS AND THE ACTUAL RESULTS SUBSEQUENTLY ACHIEVED BY INVESTMENT METHODOLOGIES, WHETHER ACTIVE OR PASSIVE.

ONE OF THE LIMITATIONS OF HYPOTHETICAL INFORMATION IS THAT IT IS GENERALLY PREPARED WITH THE BENEFIT OF HINDSIGHT. TO THE EXTENT THAT INFORMATION PRESENTED HEREIN RELATES TO THE PERIOD MARCH 1993 THROUGH NOVEMBER 2005, THE INDEX CLOSING LEVELS REFLECT THE APPLICATION OF THE INDEX METHODOLOGY, AND SELECTION OF INDEX CURRENCIES, IN HINDSIGHT.

NO HYPOTHETICAL RECORD CAN COMPLETELY ACCOUNT FOR THE IMPACT OF FINANCIAL RISK IN ACTUAL TRADING. FOR EXAMPLE, THERE ARE NUMEROUS FACTORS, INCLUDING THOSE DESCRIBED UNDER “THE RISKS YOU FACE” HEREIN, RELATED TO THE CURRENCIES MARKETS IN GENERAL OR TO THE IMPLEMENTATION OF THE FUND’S EFFORTS TO TRACK THE INDEX OVER TIME WHICH CANNOT BE, AND HAVE NOT BEEN, ACCOUNTED FOR IN THE PREPARATION OF THE INDEX INFORMATION SET FORTH ON THE FOLLOWING PAGES, ALL OF WHICH CAN ADVERSELY AFFECT ACTUAL PERFORMANCE RESULTS FOR THE FUND. FURTHERMORE, THE INDEX INFORMATION DOES NOT INVOLVE FINANCIAL RISK OR ACCOUNT FOR THE IMPACT OF FEES AND COSTS ASSOCIATED WITH THE FUND.

THE MANAGING OWNER COMMENCED OPERATIONS IN JANUARY 2006. AS MANAGING OWNER, THE MANAGING OWNER AND ITS TRADING PRINCIPALS HAVE BEEN MANAGING THE DAY-TO-DAY OPERATIONS FOR THE FUND AND MANAGING FUTURES TRADING ACCOUNTS. BECAUSE THERE ARE LIMITED ACTUAL TRADING RESULTS TO COMPARE TO THE INDEX CLOSING LEVELS SET FORTH HEREIN, PROSPECTIVE INVESTORS SHOULD BE PARTICULARLY WARY OF PLACING UNDUE RELIANCE ON THE ANNUAL OR CUMULATIVE INDEX RESULTS.

ALTHOUGH THE INDEX SPONSOR WILL OBTAIN INFORMATION FOR INCLUSION IN OR FOR USE IN THE CALCULATION OF THE INDEX FROM SOURCE(S) WHICH THE INDEX SPONSOR CONSIDERS RELIABLE, THE INDEX SPONSOR WILL NOT INDEPENDENTLY VERIFY SUCH INFORMATION AND DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE INDEX OR ANY DATA INCLUDED THEREIN. THE INDEX SPONSOR WILL NOT BE LIABLE (WHETHER IN NEGLIGENCE OR OTHERWISE) TO ANY PERSON FOR ANY ERROR IN THE INDEX AND THE INDEX SPONSOR IS UNDER NO OBLIGATION TO ADVISE ANY PERSON OF ANY ERROR THEREIN.

UNLESS OTHERWISE SPECIFIED, NO TRANSACTION RELATING TO THE INDEX IS SPONSORED, ENDORSED, SOLD OR PROMOTED BY THE INDEX SPONSOR AND THE INDEX SPONSOR MAKES NO EXPRESS OR IMPLIED REPRESENTATIONS OR WARRANTIES AS TO (A) THE ADVISABILITY OF PURCHASING OR ASSUMING ANY RISK IN CONNECTION WITH ANY SUCH TRANSACTION, (B) THE LEVELS AT WHICH THE INDEX STANDS AT ANY PARTICULAR TIME ON ANY PARTICULAR DATE, (C) THE RESULTS TO BE OBTAINED BY THE ISSUER OF ANY SECURITY OR ANY COUNTERPARTY OR ANY SUCH ISSUER’S SECURITY HOLDERS OR CUSTOMERS OR ANY SUCH COUNTERPARTY’S CUSTOMERS OR COUNTERPARTIES OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE INDEX OR ANY DATA INCLUDED THEREIN IN CONNECTION WITH ANY LICENSED RIGHTS OR FOR ANY OTHER USE, OR (D) ANY OTHER MATTER. THE INDEX SPONSOR MAKES NO EXPRESS OR IMPLIED REPRESENTATIONS OR WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE WITH RESPECT TO THE INDEX OR ANY DATA INCLUDED THEREIN.

WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL THE INDEX SPONSOR HAVE ANY LIABILITY (WHETHER IN NEGLIGENCE OR OTHERWISE) TO ANY PERSON FOR ANY DIRECT, INDIRECT, SPECIAL, PUNITIVE, CONSEQUENTIAL OR ANY OTHER DAMAGES (INCLUDING LOST PROFITS) EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

PERFORMANCE OF COMMODITY POOLS OPERATED BY THE MANAGING OWNER AND ITS AFFILIATES

General

The performance information included herein is presented in accordance with CFTC regulations. The Fund differs materially in certain respects from the performance of the following pools which are included herein. The following sets forth summary performance information for all pools operated by the Managing Owner (other than the Fund) as of December 31, 2009.

The below pools, the performance of which are summarized herein, are materially different in certain respects from the Fund and the past performance summary of such pools are generally not representative of how the Fund might perform in the future. These pools also have material differences from the Fund, such as different investment objectives and strategies, leverage, employment of short in addition to long positions and fee structures, among other variations. The performance record of these pools may give some general indication of the Managing Owner’s capabilities by indicating the past performance of other pools sponsored by the Managing Owner.

All summary performance information is current as of December 31, 2009. Performance information is set forth, in accordance with CFTC Regulations since (i) January 31, 2006 (inception with respect to PowerShares DB Commodity Index Tracking Fund (DBC)), (ii) January 5, 2007 (inception with respect to each of PowerShares DB Energy Fund (DBE), PowerShares DB Oil Fund (DBO), PowerShares DB Precious Metals Fund (DBP), PowerShares DB Gold Fund (DGL), PowerShares DB Silver Fund (DBS), PowerShares DB Base Metals Fund (DBB) and PowerShares DB Agriculture Fund (DBA)) and (iii) February 20, 2007 (inception with respect to each of PowerShares DB US Dollar Index Bullish Fund (UUP) and PowerShares DB US Dollar Index Bearish Fund (UDN)). CFTC Regulations require inclusion of only performance information within the five most recent calendar years and year-to-date, or, if inception of the pool has been less than five years and year-to-date, then since inception.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS, AND MATERIAL DIFFERENCES EXIST AMONG THE FUND AND THE POOLS WHOSE PERFORMANCE ARE SUMMARIZED HEREIN.

INVESTORS SHOULD NOTE THAT INTEREST INCOME MAY CONSTITUTE A SIGNIFICANT PORTION OF A COMMODITY POOL’S INCOME AND, IN CERTAIN INSTANCES, MAY GENERATE PROFITS WHERE THERE HAVE BEEN REALIZED AND UNREALIZED LOSSES FROM COMMODITY TRADING.

PERFORMANCE OF POWERSHARES DB COMMODITY INDEX TRACKING FUND (TICKER: DBC)

Name of Pool: PowerShares DB Commodity Index Tracking Fund

Type of Pool: Public, Exchange-Listed Commodity Pool

Inception of Trading: February 2006

Aggregate Gross Capital Subscriptions as of December 31, 2009: $5,443,244,124

Net Asset Value as of December 31, 2009: $4,387,953,459

Net Asset Value per Share as of December 31, 2009: $24.65

Worst Monthly Drawdown: (23.77)% October 2008

Worst Peak-to-Valley Drawdown: (57.34)% June 2008 – February 2009*

Monthly Rate of Return	2009(%)	2008(%)	2007(%)	2006(%)
January	(5.18)	3.24	(2.36)	—
February	(5.61)	11.21	5.30	(4.66)
March	5.32	(0.61)	0.67	3.63
April	(1.54)	4.46	0.55	6.51
May	16.50	8.32	(0.51)	(0.42)
June	(3.02)	10.64	1.22	(0.29)
July	2.58	(10.61)	1.94	1.65
August	(3.39)	(5.97)	(2.21)	(2.71)
September	(0.31)	(11.01)	8.58	(4.54)
October*****	6.17	(23.77)	8.58	1.21
November	4.65	(10.38)	0.26	6.40
December	(0.03)	(6.71) **	3.76***	(4.70)****
Compound Rate of Return	15.08%	(31.91)%	28.15%	1.23% (11 months)

*	The Worst Peak-to-Valley Drawdown from June 2008 – February 2009 includes the effect of the $0.34 per Share distribution made to Shareholders of record as of December 17, 2008. Please see Footnote **.
**	The December 2008 return of (6.71)% includes the $0.34 per Share distribution made to Shareholders of record as of December 17, 2008. Prior to the December 30, 2008 distribution, the pool’s return for December 2008 was (5.23)%.
***	The December 2007 return of 3.76% includes the $0.76 per Share distribution made to Shareholders of record as of December 19, 2007. Prior to the December 28, 2007 distribution, the pool’s return for December 2007 was 6.23%.
****	The December 2006 return of (4.70)% includes the $0.61 per Share distribution made to Shareholders of record as of December 20, 2006. Prior to the December 29, 2006 distribution, the pool’s return for December 2006 was (2.33)%.
*****As	of October 19, 2009, the Fund commenced tracking the Deutsche Bank Liquid Commodity Index–Optimum Yield Diversified Excess Return™. Prior to October 19, 2009, the Fund tracked the Deutsche Bank Liquid Commodity Index–Optimum Yield Excess Return™.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

See accompanying Footnotes to Performance Information.

PERFORMANCE OF POWERSHARES DB US DOLLAR INDEX BULLISH FUND (TICKER: UUP), A SERIES OF POWERSHARES DB US DOLLAR INDEX TRUST

Name of Pool: PowerShares DB US Dollar Index Bullish Fund

Type of Pool: Public, Exchange-Listed Commodity Pool

Inception of Trading: February 2007

Aggregate Gross Capital Subscriptions as of December 31, 2009: $4,338,959,135

Net Asset Value as of December 31, 2009: $3,232,942,453

Net Asset Value per Share as of December 31, 2009: $23.03

Worst Monthly Drawdown: (6.89)% December 2008

Worst Peak-to-Valley Drawdown: (16.38)% November 2008 – November 2009*

Monthly Rate of Return	2009(%)	2008(%)	2007(%)
January	5.02	(1.47)	—
February	1.89	(1.84)	(0.32)
March	(3.06)	(2.48)	(0.32)
April	(1.29)	0.80	(1.29)
May	(6.16)	0.31	1.55
June	0.63	(0.62)	0.00
July	(2.43)	0.93	(0.92)
August	(0.30)	5.42	0.57
September	(2.06)	1.88	(3.31)
October	(0.53)	8.49	(1.17)
November	(1.99)	0.38	0.04
December	3.74	(6.89)**	0.04***
Compound Rate of Return	(6.84)%	4.17%	(5.08)% (10 1/4 months)

*	The Worst Peak-to-Valley Drawdown from November 2008 – October 2009 includes the effect of the $0.17 per Share distribution made to Shareholders of record as of December 17, 2008. Please see Footnote **.
**	The December 2008 return of (6.89)% includes the $0.17 per Share distribution made to Shareholders of record as of December 17, 2008. Prior to the December 30, 2008 distribution, the pool’s return for December 2008 was (6.25)%.
***	The December 2007 return of 0.04% includes the $0.20 per Share distribution made to Shareholders of record as of December 19, 2007. Prior to the December 28, 2007 distribution, the pool’s return for December 2007 was 0.76%.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

PERFORMANCE OF POWERSHARES DB US DOLLAR INDEX BEARISH FUND (TICKER: UDN), A SERIES OF POWERSHARES DB US DOLLAR INDEX TRUST

Name of Pool: PowerShares DB US Dollar Index Bearish Fund

Type of Pool: Public, Exchange-Listed Commodity Pool

Inception of Trading: February 2007

Aggregate Gross Capital Subscriptions as of December 31, 2009: $690,080,890

Net Asset Value as of December 31, 2009: $319,863,821

Net Asset Value per Share as of December 31, 2009: $27.57

Worst Monthly Drawdown: (8.37)% October 2008

Worst Peak-to-Valley Drawdown: (17.03)% March 2008 – February 2009*

Monthly Rate of Return	2009(%)	2008(%)	2007(%)
January	(4.70)	2.14	—
February	(1.92)	4.28	0.64
March	3.03	2.65	0.99
April	1.19	(0.68)	2.01
May	5.61	(0.27)	(0.73)
June	(0.63)	0.82	0.74
July	2.35	(0.71)	1.54
August	0.22	(5.30)	0.38
September	1.93	(1.99)	3.82
October	0.43	(8.37)	1.68
November	1.92	(0.48)	0.68
December	(3.72)	5.78**	(1.92)***
Compound Rate of Return	5.37%	(2.94)%	10.16% (10 1/4 months)

*	The Worst Peak-to-Valley Drawdown from March 2008—February 2009 includes the effect of the $0.15 per Share distribution made to Shareholders of record as of December 17, 2008. Please see Footnote **.
**	The December 2008 return of 5.78% includes the $0.15 per Share distribution made to Shareholders of record as of December 17, 2008. Prior to the December 30, 2008 distribution, the pool’s return for December 2008 was 6.39%.
***	The December 2007 return of (1.92)% includes the $0.40 per Share distribution made to Shareholders of record as of December 19, 2007. Prior to the December 28, 2007 distribution, the pool’s return for December 2007 was 0.39%.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

See accompanying Footnotes to Performance Information.

PERFORMANCE OF POWERSHARES DB ENERGY FUND (TICKER: DBE), A SERIES OF POWERSHARES DB MULTI-SECTOR COMMODITY TRUST

Name of Pool: PowerShares DB Energy Fund

Type of Pool: Public, Exchange-Listed Commodity Pool

Inception of Trading: January 2007

Aggregate Gross Capital Subscriptions as of December 31, 2009: $525,832,576

Net Asset Value as of December 31, 2009: $327,782,671

Net Asset Value per Share as of December 31, 2009: $26.01

Worst Monthly Drawdown: (28.36)% October 2008

Worst Peak-to-Valley Drawdown: (66.18)% June 2008 – February 2009*

Monthly Rate of Return	2009(%)	2008(%)	2007(%)
January	(6.19)	(1.17)	0.08
February	(5.93)	10.62	5.80
March	5.71	1.35	5.33
April	(1.34)	10.21	0.86
May	22.99	14.95	(0.92)
June	3.14	10.15	3.41
July	2.26	(12.21)	2.26
August	(3.50)	(6.72)	(4.07)
September	(0.96)	(11.32)	7.78
October	7.99	(28.36)	12.90
November	1.68	(14.60)	(2.56)
December	(0.39)	(13.74)**	4.95***
Compound Rate of Return	24.81%	(40.74)%	40.68%

*	The Worst Peak-to-Valley Drawdown from June 2008 – February 2009 includes the effect of the $0.44 per Share distribution made to Shareholders of record as of December 17, 2008. Please see Footnote **.
**	The December 2008 return of (13.74)% includes the $0.44 per Share distribution made to Shareholders of record as of December 17, 2008. Prior to the December 30, 2008 distribution, the pool’s return for December 2008 was (11.92)%.
***	The December 2007 return of 4.95% includes the $0.90 per Share distribution made to Shareholders of record as of December 19, 2007. Prior to the December 28, 2007 distribution, the pool’s return for December 2007 was 7.64%.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

PERFORMANCE OF POWERSHARES DB OIL FUND (TICKER: DBO), A SERIES OF POWERSHARES DB MULTI-SECTOR COMMODITY TRUST

Name of Pool: PowerShares DB Oil Fund

Type of Pool: Public, Exchange-Listed Commodity Pool

Inception of Trading: January 2007

Aggregate Gross Capital Subscriptions as of December 31, 2009: $545,398,716

Net Asset Value as of December 31, 2009: $357,639,633

Net Asset Value per Share as of December 31, 2009: $27.51

Worst Monthly Drawdown: (29.20)% October 2008

Worst Peak-to-Valley Drawdown: (65.43)% June 2008 – February 2009*

Monthly Rate of Return	2009(%)	2008(%)	2007(%)
January	(5.87)	(3.00)	(2.08)
February	(4.30)	10.99	6.13
March	7.88	0.30	4.77
April	(1.12)	12.33	(2.20)
May	26.94	12.65	(2.48)
June	1.94	11.73	4.58
July	3.09	(11.24)	2.65
August	(3.12)	(5.82)	(4.20)
September	(1.07)	(12.79)	9.59
October	8.27	(29.20)	15.62
November	2.94	(15.73)	(2.39)
December	(0.95)	(11.79)**	4.85***
Compound Rate of Return	35.65%	(41.42)%	38.48%

*	The Worst Peak-to-Valley Drawdown from June 2008 – February 2009 includes the effect of the $0.12 per Share distribution made to Shareholders of record as of December 17, 2008. Please see Footnote **.
**	The December 2008 return of (11.79)% includes the $0.12 per Share distribution made to Shareholders of record as of December 17, 2008. Prior to the December 30, 2008 distribution, the pool’s return for December 2008 was (11.27)%.
***	The December 2007 return of 4.85% includes the $1.28 per Share distribution made to Shareholders of record as of December 19, 2007. Prior to the December 28, 2007 distribution, the pool’s return for December 2007 was 7.93%.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

See accompanying Footnotes to Performance Information.

PERFORMANCE OF POWERSHARES DB PRECIOUS METALS FUND (TICKER: DBP), A SERIES OF POWERSHARES DB MULTI-SECTOR COMMODITY TRUST

Name of Pool: PowerShares DB Precious Metals Fund

Type of Pool: Public, Exchange-Listed Commodity Pool

Inception of Trading: January 2007

Aggregate Gross Capital Subscriptions as of December 31, 2009: $328,321,168

Net Asset Value as of December 31, 2009: $263,427,254

Net Asset Value per Share as of December 31, 2009: $37.63

Worst Monthly Drawdown: (18.43)% October 2008

Worst Peak-to-Valley Drawdown: (31.88)% February 2008 – October 2008

Monthly Rate of Return	2009(%)	2008(%)	2007(%)
January	6.02	10.18	4.04
February	1.97	7.34	2.77
March	(1.84)	(7.24)	(1.87)
April	(3.99)	(5.36)	2.10
May	12.91	2.30	(2.43)
June	(7.08)	3.99	(3.14)
July	2.61	(0.88)	2.96
August	1.17	(12.05)	(0.77)
September	7.00	2.59	16.86
October	1.73	(18.43)	(5.36)
November	13.44	11.56	3.95
December	(7.62)	6.94*	4.04**
Compound Rate of Return	26.57%	(3.88)%	23.72%

*	The December 2008 return of 6.94% includes the $0.27 per Share distribution made to Shareholders of record as of December 17, 2008. Prior to the December 30, 2008 distribution, the pool’s return for December 2008 was 7.91%.
**	The December 2007 return of 4.04% includes the $0.60 per Share distribution made to Shareholders of record as of December 19, 2007. Prior to the December 28, 2007 distribution, the pool’s return for December 2007 was 5.58%.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

PERFORMANCE OF POWERSHARES DB GOLD FUND (TICKER: DGL), A SERIES OF POWERSHARES DB MULTI-SECTOR COMMODITY TRUST

Name of Pool: PowerShares DB Gold Fund

Type of Pool: Public, Exchange-Listed Commodity Pool

Inception of Trading: January 2007

Aggregate Gross Capital Subscriptions as of December 31, 2009: $247,687,392

Net Asset Value as of December 31, 2009: $180,662,960

Net Asset Value per Share as of December 31, 2009: $39.27

Worst Monthly Drawdown: (18.06)% October 2008

Worst Peak-to-Valley Drawdown: (26.80)% February 2008 – October 2008

Monthly Rate of Return	2009(%)	2008(%)	2007(%)
January	4.85	9.67	3.44
February	1.48	5.14	2.44
March	(2.07)	(5.77)	(1.02)
April	(3.64)	(5.92)	2.86
May	9.53	2.54	(2.93)
June	(5.40)	4.17	(1.99)
July	2.69	(1.48)	2.61
August	(0.26)	(9.22)	0.68
September	5.75	5.49	9.81
October	3.01	(18.06)	6.01
November	13.39	13.29	(1.26)
December	(7.27)	6.66*	3.54**
Compound Rate of Return	22.03%	2.00%	26.20%

*	The December 2008 return of 6.66% includes the $0.26 per Share distribution made to Shareholders of record as of December 17, 2008. Prior to the December 30, 2008 distribution, the pool’s return for December 2008 was 7.52%.
**	The December 2007 return of 3.54% includes the $0.81 per Share distribution made to Shareholders of record as of December 19, 2007. Prior to the December 28, 2007 distribution, the pool’s return for December 2007 was 5.84%.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

See accompanying Footnotes to Performance Information.

PERFORMANCE OF POWERSHARES DB SILVER FUND (TICKER: DBS), A SERIES OF POWERSHARES DB MULTI-SECTOR COMMODITY TRUST

Name of Pool: PowerShares DB Silver Fund

Type of Pool: Public, Exchange-Listed Commodity Pool

Inception of Trading: January 2007

Aggregate Gross Capital Subscriptions as of December 31, 2009: $190,497,818

Net Asset Value as of December 31, 2009: $126,088,170

Net Asset Value per Share as of December 31, 2009: $30.02

Worst Monthly Drawdown: (23.42)% August 2008

Worst Peak-to-Valley Drawdown: (51.35)% February 2008 – October 2008

Monthly Rate of Return	2009(%)	2008(%)	2007(%)
January	11.40	12.83	6.48
February	4.16	16.53	4.13
March	(0.89)	(12.95)	(4.91)
April	(5.23)	(4.05)	0.49
May	26.80	1.67	(0.26)
June	(13.00)	3.41	(7.80)
July	2.46	1.68	4.60
August	6.73	(23.42)	(6.71)
September	11.63	(10.23)	13.76
October	(2.45)	(20.75)	3.92
November	13.71	4.72	(2.92)
December	(9.03)	8.74*	2.02**
Compound Rate of Return	48.10%	(27.16)%	11.32%

*	The December 2008 return of 8.74% includes the $0.22 per Share distribution made to Shareholders of record as of December 17, 2008. Prior to the December 30, 2008 distribution, the pool’s return for December 2008 was 9.92%.
**	The December 2007 return of 2.02% includes the $0.87 per Share distribution made to Shareholders of record as of December 19, 2007. Prior to the December 28, 2007 distribution, the pool’s return for December 2007 was 5.24%.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

PERFORMANCE OF POWERSHARES DB BASE METALS FUND (TICKER: DBB), A SERIES OF POWERSHARES DB MULTI-SECTOR COMMODITY TRUST

Name of Pool: PowerShares DB Base Metals Fund

Type of Pool: Public, Exchange-Listed Commodity Pool

Inception of Trading: January 2007

Aggregate Gross Capital Subscriptions as of December 31, 2009: $663,871,406

Net Asset Value as of December 31, 2009: $639,682,160

Net Asset Value per Share as of December 31, 2009: $22.52

Worst Monthly Drawdown: (27.29)% October 2008

Worst Peak-to-Valley Drawdown: (60.29)% July 2007 – January 2009*

Monthly Rate of Return	2009(%)	2008(%)	2007(%)
January	(7.37)	8.82	(5.84)
February	3.71	12.16	3.70
March	12.99	(5.59)	1.88
April	6.48	(0.87)	10.74
May	6.30	(4.54)	(2.40)
June	3.07	3.92	(1.19)
July	13.82	(4.21)	4.86
August	7.55	(6.74)	(7.61)
September	(0.43)	(11.14)	2.37
October	5.97	(27.29)	(2.43)
November	6.81	(6.46)	(5.95)
December	7.98	(11.29)**	(8.98)***
Compound Rate of Return	88.64%	(45.73)%	(12.00)%

*	The Worst Peak-to-Valley Drawdown from July 2007 – January 2009 includes the effect of the $0.96 per Share distribution made to Shareholders of record as of December 19, 2007, and the effect of the $0.28 per Share distribution made to Shareholders of record as of December 17, 2008. Please see Footnotes ** and ***.
**	The December 2008 return of (11.29)% includes the $0.28 per Share distribution made to Shareholders of record as of December 17, 2008. Prior to the December 30, 2008 distribution, the pool’s return for December 2008 was (9.21)%.
***	The December 2007 return of (8.98)% includes the $0.96 per Share distribution made to Shareholders of record as of December 19, 2007. Prior to the December 28, 2007 distribution, the pool’s return for December 2007 was (5.01)%.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

See accompanying Footnotes to Performance Information.

PERFORMANCE OF POWERSHARES DB AGRICULTURE FUND (TICKER: DBA), A SERIES OF POWERSHARES DB MULTI-SECTOR COMMODITY TRUST

Name of Pool: PowerShares DB Agriculture Fund

Type of Pool: Public, Exchange-Listed Commodity Pool

Inception of Trading: January 2007

Aggregate Gross Capital Subscriptions as of December 31, 2009: $5,240,062,664

Net Asset Value as of December 31, 2009: $2,515,700,782

Net Asset Value per Share as of December 31, 2009: $26.43

Worst Monthly Drawdown: (14.74)% September 2008

Worst Peak-to-Valley Drawdown: (43.49)% February 2008 – February 2009*

Monthly Rate of Return	2009(%)	2008(%)	2007(%)
January	(3.62)	12.47	3.44
February	(5.88)	12.90	3.91
March	3.74	(12.43)	(5.81)
April	2.58	0.27	(1.94)
May	11.50	(1.56)	5.84
June	(9.17)	13.41	(0.04)
July	(0.55)	(10.36)	(0.50)
August	3.69	(3.28)	2.07
September	(2.03)	(14.74)	10.20
October****	0.43	(14.44)	(0.17)
November	3.07	(4.41)	4.94
December	(0.38)	5.10**	6.56***
Compound Rate of Return	1.85%	(20.91)%	31.24%

*	The Worst Peak-to-Valley Drawdown from February 2008 – February 2009 includes the effect of the $0.45 per Share distribution made to Shareholders of record as of December 17, 2008. Please see Footnote **.

**	The December 2008 return of 5.10% includes the $0.45 per Share distribution made to Shareholders of record as of December 17, 2008. Prior to the December 30, 2008 distribution, the pool’s return for December 2008 was 6.93%.

***	The December 2007 return of 6.56% includes the $0.45 per Share distribution made to Shareholders of record as of December 19, 2007. Prior to the December 28, 2007 distribution, the pool’s return for December 2007 was 7.89%.

****	As of October 19, 2009, the Fund commenced tracking the Deutsche Bank Liquid Commodity Index Diversified Agriculture Excess Return™. Prior to October 19, 2009, the Fund tracked the Deutsche Bank Liquid Commodity Index–Optimum Yield Agriculture Excess Return™.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

See accompanying Footnotes to Performance Information.

Footnotes to Performance Information

1. “Aggregate Gross Capital Subscriptions” is the aggregate of all amounts ever contributed to the relevant pool, including investors who subsequently redeemed their investments.

2. “Net Asset Value” is the net asset value of each pool as of December 31, 2009.

3. “Net Asset Value per Share” is the Net Asset Value of the relevant pool divided by the total number of Shares outstanding with respect to such pool as of December 31, 2009.

4. “Worst Monthly Drawdown” is the largest single month loss sustained since inception of trading. “Drawdown” as used in this section of the Prospectus means losses experienced by the relevant pool over the specified period and is calculated on a rate of return basis, i.e., dividing net performance by beginning equity. “Drawdown” is measured on the basis of monthly returns only, and does not reflect intra-month figures. “Month” is the month of the Worst Monthly Drawdown.

5. “Worst Peak-to-Valley Drawdown” is the largest percentage decline in the Net Asset Value per Share over the history of the relevant pool. This need not be a continuous decline, but can be a series of positive and negative returns where the negative returns are larger than the positive returns. “Worst Peak-to-Valley Drawdown” represents the greatest percentage decline from any month-end Net Asset Value per Share that occurs without such month-end Net Asset Value per Share being equaled or exceeded as of a subsequent month-end. For example, if the Net Asset Value per Share of a particular pool declined by $1 in each of January and February, increased by $1 in March and declined again by $2 in April, a “peak-to-valley drawdown” analysis conducted as of the end of April would consider that “drawdown” to be still continuing and to be $3 in amount, whereas if the Net Asset Value per Share had increased by $2 in March, the January-February drawdown would have ended as of the end of February at the $2 level.

6. “Compound Rate of Return” is calculated by multiplying on a compound basis each of the monthly rates of return set forth in the respective charts above and not by adding or averaging such monthly rates of return. For periods of less than one year, the results are year-to-date.”

III.    The initial paragraph under the sub-heading “Principals” on page 64 of the Prospectus is hereby deleted and replaced, in its entirety, by the following:

“The following principals serve in the below capacities on behalf of the Managing Owner:

Name	Capacity
Hans Ephraimson	Chief Executive Officer
Michael Gilligan	Principal Financial Officer
Martin Kremenstein	Chief Operating Officer, Chief Investment Officer and Director
Alex Depetris	Vice President”

IV.    The biographies of Hans Ephraimson, Michael Gilligan, Martin Kremenstein, Alex Depetris and DB U.S. Financial Markets Holding Corporation set forth on page 64 of the Prospectus are hereby deleted and replaced, in their entirety, with the following:

“Hans Ephraimson joined Deutsche Bank AG in June 1986 and is a Managing Director in the North American Structured Sales and the DBX Group. Mr. Ephraimson has also been a Desk Head for foreign exchange in Deutsche Bank AG’s Institutional Clients Group for North America since January 1999. Mr. Ephraimson serves as a member of the Board of Managers and Chief Executive Officer of the Managing Owner. Mr. Ephraimson has been a principal and associated person of the Managing Owner since July 9, 2008 and June 25, 2009, respectively, and a member of the NFA since June 25, 2009. Mr. Ephraimson received his Bachelors of Science from Syracuse University in 1986 and an MBA from Columbia University in 1995.

Michael Gilligan joined Deutsche Bank AG in March 2008 and is a Director in the Finance Group. Mr. Gilligan serves as a principal and Principal Financial Officer of the Managing Owner. Mr. Gilligan has been a principal of the Managing Owner since April 29, 2008. Prior to joining Deutsche Bank, Mr. Gilligan worked for Credit Suisse, a large international financial institution, from September 1998 to March 2008 and held a number of positions in finance, including Controller of their residential and commercial real estate business; immediately prior to joining Deutsche Bank, Mr. Gilligan was the Chief Operating Officer of the Americas Credit Trading Group, a business group within Credit Suisse, from May 2007 to March 2008 with responsibility for the U.S. High Grade bond trading and Emerging Markets credit trading desks and his duties included business planning and management. Mr. Gilligan is a Chartered Accountant and received his Bachelors of Science in Management from Trinity College in 1989 and his Post Graduate Diploma in Professional Accounting from University College Dublin in 1990.

Martin Kremenstein joined Deutsche Bank AG in August 2006, and serves as a Director in the DBX Group with responsibility for providing currency and commodity-based investor solutions to the DB sales force in the Americas. Mr. Kremenstein serves as the Chief Operating Officer, Chief Investment Officer and Director of the Managing Owner. Mr. Kremenstein has been a principal and associated person of the Managing Owner since November 1, 2006 and November 3, 2006, respectively, and a member of the NFA since November 3, 2006. Prior to joining Deutsche Bank, Mr. Kremenstein worked for JPMorgan Chase, a large international financial institution, from September 1998 to August 2006, initially in London and then, from June 2003, in New York. From February 2005 to August 2006, Mr. Kremenstein worked in Market Risk Management, covering the Credit Portfolio division initially as an Associate, and later as a Vice President. From September 1998 to February 2005, Mr. Kremenstein worked in various roles in Operations at JPMorgan Chase, including managing the Credit Portfolio Credit Hedge Analysis team, managing projects for the Credit Portfolio Market Hedge team, and managing P&L production for the Counterparty Risk Book (London). Mr. Kremenstein received his B.A. from the University of Leeds in 1998.

Alex Depetris joined Deutsche Bank AG in June 2008 and serves as a Vice President in the DBX Group with responsibility for providing currency and commodity-based investor solutions to the DB sales force in the Americas. Mr. Depetris serves as a Vice President of the Managing Owner. Mr. Depetris has been a principal and associated person of the Managing Owner since April 13, 2009 and June 17, 2009, respectively, and a member of the NFA since June 17, 2009. From December 2006 to May 2008, Mr. Depetris was an associate with the law firm of Arnold & Porter LLP in New York, and prior to that he was an associate with the law firm Sullivan & Worcester LLP in Boston, Massachusetts from September 2005 through November 2006. Mr. Depetris received his J.D. from Boston University School of Law in 2005 and his Bachelors of Science in Finance from University of Maryland, College Park in 2002.

DB U.S. Financial Markets Holding Corporation, which is a wholly owned, indirect subsidiary of Deutsche Bank AG, has been a principal of the Managing Owner since May 31, 2005.”